KBF POLLUTION MANAGEMENT INC.
                                   1 KBF PLAZA
                              END OF JASPER STREET
                           PATERSON, NEW JERSEY 07522


Solucorp Industries Ltd.
250 West Nyack Road
West Nyack, NY 10994

      -and-

Sommer & Schneider LLP
600 Old Country Road
Garden City, NY 11530


Gentlemen:

     We refer to the licensing agreement (the "Agreement") between KBF Pollution Management Services, Inc., a New York corporation ("KBF") and EPS Environmental, Inc., a subsidiary of Solucorp Industries Ltd., a company existing under the laws of the Yukon which previously was existing under the laws of British Columbia (the "Company"). Pursuant to Section 4.01(a) of the Agreement, the Company was to pay an initial issuance license fee to KBF by issuance of shares of the Company's common stock, in part to be held in escrow by Sonageri & Fallon LLC.

     This shall confirm our agreement to accept 190,550 shares of the Company's Common Stock (the "Shares") which we understand are being issued to KBF pursuant to the exemption set forth in Section 4(2) of the United States Securities Act of 1933, as amended (the "Act"), as the initial license fee. No other provision of the Agreement shall be modified hereby.

     KBF, in connection with the acquisition of 190,550 Shares, hereby represents, warrants and covenants to the Company and its counsel, as follows:

     (a) The undersigned understands that the Shares to be received by it have not been registered under the Act, or any state securities act in reliance on exemptions therefrom.

     (b) The Shares are being acquired solely for KBF's own account, for investment and are not being acquired with a view to or for the resale, distribution, subdivision or fractionalization thereof, the undersigned has no present plans to enter into any such contract, undertaking, agreement or arrangement and the undersigned further understands that the Shares may only be resold pursuant to a registration statement under the Act or pursuant to an exemption under the Act, including Rule 144, promulgated thereunder (which requires among


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Solucorp Industries Ltd.
Sommer & Schneider LLP
Page 2


other things, that there be an active market for the Company's Common Stock, that the Shares be held continuously for at least one year from the date they were acquired from the Company or an affiliate of the Company and resold under certain specified conditions including limitations on the number of Shares which may be resold), if available, or pursuant to some other available exemption.

     (c) KBF is an "accredited investor" as deferred in Rule 501 of Regulation D, under the Act and has reviewed all information deemed necessary by it in making the decision to accept Shares in lieu of cash as an initial license fee.

     The undersigned acknowledges that it understands the meaning and legal consequences of the above representations and warranties, and hereby agrees to indemnify and hold harmless the Company and its counsel from and against any and all loss, damage or liability due to or arising out of a breach of any such representation or warranty.

     The undersigned agrees that the certificate or certificates representing the Shares will be inscribed with the following legend:

          "The Shares represented by this certificate have not been registered under the Securities Act of 1933. The Shares have been acquired for investment and may not be sold, transferred, assigned in the absence of an effective registration statement for these Shares under the Securities Act of 1933 or an opinion of counsel reasonably acceptable to the Company that registration is not required under said Act."

                                             KBF POLLUTION MANAGEMENT, INC.


                                          By: /s/ LAWRENCE M. KREISLER
                                             ------------------------------
                                                Lawrence M. Kreisler
                                                President and CEO

Dated: 5-18, 1998.